UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2018

COLLEGIUM PHARMACEUTICAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-37372	03-0416362
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Technology Center Drive Suite 300 Stoughton, MA	02072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

780 Dedham Street
Suite 800
Canton, MA 02021

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01       Entry into a Material Definitive Agreement.

On November 8, 2018, Collegium Pharmaceutical, Inc. (the “Company”) entered into Amendment No. 3 (the “Amendment”) to that certain Commercialization Agreement, dated December 4, 2017, as amended, by and among the Company, Collegium NF, LLC, a wholly owned subsidiary of the Company (“Collegium NF”), and Assertio Therapeutics, Inc., formerly known as Depomed, Inc. (“Assertio”) (such agreement, as amended from time to time, the “Commercialization Agreement”), pursuant to which Assertio granted a sublicense of certain intellectual property related to NUCYNTA® ER and IR products (the “Products”) to Collegium NF for commercialization of the Products in the United States of America, the District of Columbia and Puerto Rico.

Pursuant to the Amendment, (i) the $135.0 million guaranteed minimum annual royalty, which was required to be paid in quarterly installments through the end of 2021, has been eliminated; and (ii) the royalty structure for the period between January 1, 2019 and December 31, 2021 has been revised such that the Company will pay to Assertio a royalty equal to 65% of annual net sales of the Products up to $180.0 million; 14% of annual net sales of the Products between $180.0 million and $210.0 million; 58% of annual net sales of the Products between $210.0 million and $233.0 million; 20% of annual net sales of the Products between $233.0 million and $258.0 million; and 15% of annual net sales of the Products in excess of $258.0 million. A portion of revenues from gross sales of the Products will continue to be swept daily from the account that Collegium NF established upon consummation of the Commercialization Agreement to satisfy the royalty payments described in clause (ii) of the immediately preceding sentence. Payments due in respect of sales of the Products occurring on and after January 1, 2019 will no longer be secured by a standby letter of credit.  The Amendment does not modify the royalties payable on sales of the Products on and after January 1, 2022, which will remain as contemplated by the Commercialization Agreement.

In addition to the Company’s responsibility to fulfill certain obligations of Assertio under licensing agreements with respect to the Products between Assertio and Grünenthal GmbH (“Grünenthal”), pursuant to the Amendment, the Company will be required to pay a supplemental royalty to Assertio, for ultimate payment to Grünenthal, in the event that the royalties paid by the Company in satisfaction of certain minimum royalty obligations of Assertio under the licensing agreements do not satisfy the minimum royalty amount due to Grünenthal for annual net sales of the Products in the range of $180.0 million to $243.0 million.   Such supplemental royalty will not be included in the calculation of the cap on the cost of goods sold payable by the Company pursuant to the Commercialization Agreement.

Pursuant to the Amendment, if annual net sales of Products are less than $180.0 million in any 12-month period through January 1, 2022, or if they are less than $170.0 million in any 12-month period commencing on January 1, 2022, then Assertio will have the right to terminate the Commercialization Agreement without penalty on 60 days’ prior written notice. The Amendment further provides that the Company does not have a right to terminate the Commercialization Agreement prior to December 31, 2021; for any termination by the Company with an effective date between December 31, 2021 and December 31, 2022, the Company must pay a $5.0 million termination fee to Assertio.

All other material terms of the Agreement remain unchanged by the Amendment.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, to the full text of the Amendment, which is filed as Exhibit 10.1 hereto, and which is incorporated by reference herein.

Item 2.02       Results of Operations and Financial Condition.

On November 8, 2018, the Company issued a press release announcing its financial results for the quarterly period ended September 30, 2018. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is being furnished, not filed, under Item 2.02 of this Current Report on Form 8-K.

Item 3.02       Unregistered Sales of Equity Securities.

In connection with, and pursuant to, the Amendment, the Company issued a warrant to purchase 1,041,667 shares of common stock of the Company (the “Warrant”) at an exercise price of $19.20 per share, representing an approximately 24% premium to the closing price per share of the Company’s common stock on the Nasdaq Global Market on November 7, 2018.  The Warrant is exercisable, in whole or in part, until its expiration on November 8, 2022, and includes customary adjustments for changes in the Company’s capitalization.  Upon exercise, the aggregate exercise price may be paid, at Assertio’s election, in cash or on a net issuance basis, based upon the fair market value of the Company’s common stock at the time of exercise. Neither the Warrant nor the shares issuable upon exercise thereof will be registered.

The Warrant was offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws.

The foregoing description of the Warrant does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Warrant, which is filed as Exhibit 4.1 hereto, and which is incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

4.1	Warrant, issued November 8, 2018.

10.1	Amendment No. 3 to Commercialization Agreement, dated November 8, 2018, by and among Collegium Pharmaceutical, Inc., Collegium NF, LLC, and Assertio Therapeutics, Inc.

99.1	Press Release dated November 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collegium Pharmaceutical, Inc.

By:	/s/ Paul Brannelly
Paul Brannelly
Executive Vice President and Chief Financial Officer

Dated: November 8, 2018